Date: August 2, 2016

Media Contact:	Investor Contacts:
Michael Kinney	Joanne Fairechio
732-938-1031	732-378-4967
mkinney@njresources.com	jfairechio@njresources.com

Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS; REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

WALL, N.J. — New Jersey Resources (NYSE: NJR) today reported results for the third quarter of fiscal 2016 and reaffirmed net financial earnings (NFE) guidance for the year.

For the three-month period ended June 30, 2016, net loss was $17.4 million, or $.20 per share, compared with a net loss of $7.5 million, or $.09 per share, during the same period last year. Fiscal 2016 year-to-date net income totaled $106.3 million, or $1.24 per share, compared with $176.8 million, or $2.08 per share, during the first nine months of fiscal 2015.

For the three-month period ended June 30, 2016, NFE were $11 million, or $.13 per share, compared with $2.5 million, or $.03 per share, during the same period last year. Fiscal 2016 year-to-date NFE totaled $140.1 million, or $1.63 per share, compared with $156.7 million, or $1.84 per share, during the first nine months of fiscal 2015.

“Our results this quarter were primarily driven by continued strong customer growth at New Jersey Natural Gas and solid performances by our unregulated businesses. Our ongoing investments in infrastructure enhancement programs continue to improve the safety, reliability and resiliency of our system to benefit the customers and communities we serve. In this quarter alone, we invested more than $12 million in our infrastructure enhancement projects. Looking ahead, we remain confident we will deliver another year of strong performance in fiscal 2016 in line with our earnings guidance,” said Laurence M. Downes, Chairman and CEO of New Jersey Resources.

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

A reconciliation of net income to NFE for the third quarter of fiscal years 2016 and 2015 is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2016	2015	2016	2015
Net (loss) income	$(17,363)	$(7,460)	$106,272	$176,763
Add:
Unrealized loss (gain) on derivative instruments and related transactions	55,875	1,188	57,910	(19,010)
Tax effect	(20,282)	(294)	(21,021)	7,132
Effects of economic hedging related to natural gas inventory	(11,380)	16,464	(8,621)	(15,751)
Tax effect	4,130	(5,937)	3,129	5,908
Net income to NFE tax adjustment	(8)	(1,484)	2,475	1,687
Net financial earnings	$10,972	$2,477	$140,144	$156,729

Weighted Average Shares Outstanding
Basic	85,960	85,449	85,823	85,110
Diluted	85,960	85,449	86,691	86,128

Basic (loss) earnings per share	$(.20)	$(.09)	$1.24	$2.08
Add:
Unrealized loss (gain) on derivative instruments and related transactions	.65	.02	.67	(.22)
Tax effect	(.24)	—	(.25)	.08
Effects of economic hedging related to natural gas inventory	(.13)	.19	(.10)	(.19)
Tax effect	.05	(.07)	.04	.07
Net income to NFE tax adjustment	—	(.02)	.03	.02
Basic net financial earnings per share	$.13	$.03	$1.63	$1.84

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

A table detailing NFE for the third quarter of fiscal years 2016 and 2015 is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2016	2015	2016	2015
Net Financial Earnings (Loss)
New Jersey Natural Gas	$3,607	$7,172	$83,494	$83,952
NJR Energy Services	276	(5,270)	27,585	47,482
NJR Clean Energy Ventures	2,440	(3,792)	21,898	18,226
NJR Midstream	2,338	2,487	6,910	7,211
NJR Home Services and Other	2,418	1,909	662	(42)
Sub-total	11,079	2,506	140,549	156,829
Eliminations	(107)	(29)	(405)	(100)
Total	$10,972	$2,477	$140,144	$156,729

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

▪	NJR Reaffirms Fiscal 2016 NFE Guidance

NJR reaffirmed previously announced fiscal 2016 NFE guidance in the range of $1.55 to $1.65 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” In providing fiscal 2016 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact of these items on reported earnings and therefore is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

NJR expects its regulated businesses to generate between 65 to 80 percent of total NFE, with New Jersey Natural Gas (NJNG) continuing to be the largest contributor. The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal year 2016:

Company	Expected Fiscal 2016 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	5 to 15 percent
NJR Home Services	1 to 3 percent
Total Unregulated	16 to 38 percent

▪	New Customers and Regulatory Incentives Drive Growth at New Jersey Natural Gas

For the three-month period ended June 30, 2016, NFE at NJNG, the company's regulated utility subsidiary, were $3.6 million, compared with $7.2 million during the same period last year. Fiscal 2016 year-to-date NFE at NJNG were $83.5 million, compared with $84 million during the same period last year. Lower quarterly results were primarily due to the timing of Basic Gas Supply Service (BGSS) incentives and operation and maintenance (O&M) expenses. Steady results for the fiscal year were driven by utility gross margin from customer additions, BGSS incentive programs and regulatory initiatives, such as The SAVEGREEN Project® (SAVEGREEN) and the Safety Acceleration and Facility Enhancement (SAFE) program.

During the first nine months of fiscal 2016, NJNG added 5,289 new customers, compared with 5,750 during the same period last year; and, in the first nine months of fiscal 2016, a total of 545 existing non-heat customers converted to natural gas heat, compared with 567 during the same period last year. NJNG anticipates these new and conversion customers will contribute approximately $3.9 million annually to utility gross margin, a 16 percent increase over the same period last year, driven primarily by a large industrial customer switching from interruptible service to firm service.

NJNG is on target to add 8,150 new customers this fiscal year, which represents a 4 percent increase over fiscal 2015. Also, NJNG expects to add a total of 24,000 to 28,000 new customers between fiscal 2016 and 2018, representing a new customer annual growth rate of approximately 1.6 percent. NJNG anticipates these new customers and conversions will contribute approximately $4.4 million annually to utility gross

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

margin. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

▪	The SAVEGREEN Project Extended Through December 2018

The NJNG energy-efficiency program, SAVEGREEN, provides customers with grants and financing options to help make upgrading to high-efficiency natural gas equipment more affordable. In the third quarter of fiscal 2016, SAVEGREEN invested $2.7 million in grants and financing options — increasing the year-to-date investments to $16.2 million.

On June 29, 2016, NJNG received approval from the New Jersey Board of Public Utilities (BPU) to extend its energy-efficiency offerings under SAVEGREEN. As a result, NJNG will continue to invest approximately $220 million in the program through December 31, 2018. NJNG is authorized to earn an overall return on its SAVEGREEN investments, ranging from 6.69 percent to 7.76 percent with a return on equity (ROE) ranging from 9.75 percent to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of investment.

Since its inception in 2009, SAVEGREEN investments, totaling approximately $134 million, have helped nearly 44,000 NJNG customers reduce energy consumption and lower their energy bills. This program directly supports New Jersey’s Energy Master Plan. In addition, NJNG has helped generate more than $327 million in economic activity by working with the more than 2,400 contractors who have participated in the project.

▪	Basic Gas Supply Service Incentive Programs Contribute to Earnings

In the third quarter of fiscal 2016, BGSS incentive programs at NJNG, which include off-system sales, capacity release and storage incentives, contributed $3.4 million to utility gross margin, compared with $5.8 million in the third quarter of fiscal 2015. In the first nine months of fiscal 2016, these incentive programs contributed $11.7 million to utility gross margin, compared with $13.1 million during the same period in fiscal 2015. The results were due primarily to decreased gross margin in the storage incentive program and a decrease in the value of capacity.

NJNG shares the utility gross margin earned from these incentive programs with customers and shareowners, according to utility gross margin-sharing formulas authorized by the BPU. Since their inception in 1992, these incentive programs have saved customers approximately $859 million and provided additional shareholder value.

▪	New Jersey Natural Gas Continues to Work with Regulators on its Base Rate Case

On November 13, 2015, NJNG filed a petition with the BPU seeking an increase of approximately $148 million to its base tariff delivery rates, which primarily covers the cost of constructing, operating and maintaining its natural gas infrastructure. NJNG has not filed a general petition to increase delivery rates since 2007. The timing of this filing was driven by NJNG’s substantial capital investment in infrastructure over the past seven fiscal years, as well as NJNG’s agreement to file a base rate case no later than November 15, 2015 in accordance with the BPU’s Order in the matter for approval of SAFE and NJNG's New Jersey Reinvestment in Facility Enhancements (NJ RISE) programs. The parties involved in the base rate case

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

are actively engaged in settlement talks and are working toward resolution with new base rates expected to be effective in early fiscal 2017.

Progress Continues With the Southern Reliability Link Project

The SRL, a 30-mile, 30-inch transmission main to support system reliability and resiliency, continues to move forward. In March 2016, the BPU issued a second order finding the SRL project is reasonably necessary for the service, convenience or welfare of the public, and concluded certain ordinances, permits and regulations have no application to the project. This order, and one issued on January 27, 2016 approving the project, have been appealed. NJNG is confident the orders will be upheld by the appellate court. As of July 8, 2016, NJNG's permit applications were deemed administratively complete by the New Jersey Department of Environmental Protection (NJDEP). The NJDEP's determination is followed by public comment and technical review. NJNG continues to proceed with obtaining construction and road-opening permits for the SRL project.

Safety Acceleration and Facilities Enhancement Program

In the third quarter of fiscal 2016, NJNG invested $10.5 million in its SAFE program, for a total fiscal year-to-date investment of $23.8 million. This $130 million, four-year infrastructure investment was approved by the BPU in 2012. Through this program, NJNG is replacing 276 miles of its unprotected steel and cast iron distribution main to further ensure the safety, reliability and integrity of its natural gas delivery system. In December 2015, NJNG became the first energy utility in New Jersey to eliminate all cast iron main from its distribution system and is continuing efforts to replace 55 miles of unprotected steel main and associated services by September 30, 2016. Current SAFE investments will earn a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE. In November 2015, as part of the base rate case, NJNG filed with the BPU to replace the final 276 miles of unprotected steel main and associated services from its natural gas distribution pipeline network. This next phase of the project would span approximately five years and would require an investment of $200 million.

Reinvestment in System Enhancement Program

NJNG invested $1.9 million in the third quarter of fiscal 2016 in its NJ RISE program, bringing the total fiscal year-to-date investment to $9.4 million. NJ RISE, a five-year, $102.5 million investment, consists of six capital projects, designed to improve NJNG’s service disruption response and strengthen the overall safety, reliability and resiliency of its natural gas distribution and transmission systems. These system enhancements are designed to help diminish the impact of future major weather events and align with the State of New Jersey’s directive for improved energy resiliency and preparedness.

Liquefied Natural Gas Plant Operating; Will Supplement Peak-Day Supply and Reduce Emissions

On June, 30, 2016, NJNG began operating its natural gas liquefaction processing project at its LNG plant in Howell, NJ. This nearly $28 million investment provides NJNG with the ability to liquefy pipeline natural gas for peak-day use, ensure system integrity and reliability, as well as reduce LNG transportation and capacity costs. This project will benefit customers by lowering BGSS costs, help the environment by reducing emissions related to the transportation of LNG and create additional value for shareowners.

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

By liquefying natural gas on-site, NJNG will eliminate the delivery of LNG from approximately 700 trucks per year, each traveling approximately 600 miles round trip from Everett, MA. This equates to an approximate reduction of 700 metric tons of greenhouse gas (GHG) emissions annually. NJNG expects to reduce the average annual LNG transportation charges by approximately 80 percent and eliminate all associated LNG contract costs.

▪	NJR Clean Energy Ventures Places Three Commercial Solar Systems in Service; Adds Residential Customers

For the three-month period ended June 30, 2016, NJR Clean Energy Ventures (NJRCEV) generated NFE of $2.4 million compared with a loss of $3.8 million during the same period last year. The 2016 fiscal year-to-date NFE at NJRCEV were $21.9 million compared with $18.2 million during the same period last year. The results reflect the increased amount of tax credits being recognized.

NJRCEV recently completed three ground-mounted, grid connected commercial solar projects in New Jersey. The projects, located in Flemington, Upper Freehold and East Amwell, total 10.9 megawatts (MW) of capacity and approximately $26 million of investments. Currently, NJRCEV has a total generating capacity of more than 210 MW, or enough to power nearly 41,000 homes for a year. Additionally, construction continues on two ground-mounted, grid connected systems also in New Jersey — a $16.8 million, 7.2 MW project in Buena Vista Township and a $9.9 million, 3.7 MW project in Bernards Township.

In the third quarter of fiscal 2016, NJRCEV's residential solar lease program, The Sunlight Advantage®, added 323 customers, totaling 3 MWs of capacity. During the first nine months of fiscal 2016, NJRCEV added 614 customers, totaling 5.5 MWs of capacity, compared with 468 customers and 4.5 MWs of capacity during the same period last year. The Sunlight Advantage currently provides savings to nearly 4,580 eligible homeowners through both roof- and ground-mounted solar systems, with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $34 million in residential solar systems in fiscal 2016, compared with $25 million in fiscal 2015.

The extension of the federal Production Tax Credit (PTC) for wind and the Investment Tax Credit (ITC) for solar passed by Congress in December 2015, are expected to help sustain long-term growth in the wind and solar markets in the United States. NJRCEV will now have additional flexibility and options to deploy capital over the next few years.

▪	Construction Continues at Ringer Hill Wind Farm

NJRCEV expects the Ringer Hill Wind Farm to be operational during the first quarter of fiscal 2017. NJRCEV is investing approximately $84 million to construct, own and operate the Somerset County, Pennsylvania wind farm, consisting of 14 General Electric turbines, with a total capacity of 39.9 MW. The majority of the energy produced will be hedged under a 15-year agreement with Iron Mountain. When this project is complete, NJRCEV’s onshore wind capacity will total approximately120 MW, capable of producing enough energy to power 37,500 homes per year.

NJRCEV’s other wind farms include the Alexander Wind Farm in Kansas, Carroll Area Wind Farm in Iowa and the Two Dot Wind Farm in Montana, which have a combined capacity of approximately 80 MW.

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
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NJR’s effective tax rate is significantly impacted by the amount of tax credits forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed, NJRCEV’s forecast of projects to be completed for the balance of the fiscal year and projected pre-tax income for the year, NJR’s estimated annual effective tax rate is 10.3 percent, compared with 24.3 percent last year. Accordingly, $24.5 million related to tax credits, net of deferred taxes, were recognized during the first nine months of fiscal 2016, compared with $24 million related to tax credits, net of deferred taxes, recognized during the same period last year.

For NFE purposes, the effective tax rate for fiscal 2016 is estimated at 16.6 percent and $32.7 million of tax credits were recognized during the first nine months of fiscal 2016, compared with a 21.1 percent effective tax rate and $25.7 million of tax credits during the same period last year. For further discussion of this tax adjustment and reconciliation to the most comparable GAAP measure, please see the explanation below under “Non-GAAP Financial Information.”

The estimated effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual NFE. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, volatility of energy prices, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

▪	NJR Energy Services Performs Within NJR's Guidance Range

For the three-month period ended June 30, 2016, NFE at NJR Energy Services (NJRES), NJR's wholesale energy services provider, were $276,000, compared with a loss of $5.3 million during the same period last year. During the first nine months of fiscal 2016, NFE was $27.6 million, compared with $47.5 million during the same period last year. The results at NJRES reflect the seasonality of its portfolio and overall results for the year are based on a return to normal volatility when compared to the past two fiscal years. NJRES continues to perform within NJR's guidance range for NFE this fiscal year.

A leader in the wholesale natural gas marketplace, NJRES has physical assets strategically located across the country, including the Marcellus Shale region and the Midwest, and holds firm capacity on pipelines throughout North America. With its commitment to disciplined risk management, the NJRES team identifies growth opportunities and creates customized energy solutions for a diverse customer base. Currently, NJRES’ asset portfolio consists of approximately 45 billion cubic feet (Bcf) of firm storage capacity and 1.63 Bcf/day of firm transportation.

▪	Steady NJR Midstream Results

During the three-month period ended June 30, 2016, NJR Midstream, NJR's natural gas midstream asset segment, reported NFE of $2.3 million, compared with $2.5 million during the same period last year. NJR Midstream reported fiscal year-to-date NFE of $6.9 million, compared with $7.2 million during the same period in 2015. These results were due primarily to increased storage service demand and revenue at Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania, which partially offset the loss of revenue due to the transfer of ownership interest in the Iroquois Pipeline. In August 2015, NJR Midstream exchanged its 5.53 percent equity ownership in the Iroquois Gas Transmission System, LP for

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

1.8 million common units of Dominion Midstream Partners, LP (NYSE: DM), a master limited partnership that owns several Federal Energy Regulatory Commission (FERC)-regulated assets.

NJR Midstream's investments include its 50 percent equity ownership in Steckman Ridge, jointly owned with Spectra Energy, as well as a 20 percent interest in the proposed PennEast Pipeline. This 118-mile pipeline is designed to bring lower cost natural gas produced in the Marcellus Shale region to homes and businesses in Pennsylvania and New Jersey, and provide greater system reliability for local utilities. PennEast filed a formal application with FERC in the fourth quarter of fiscal 2015 and currently estimates the system will be in-service during the last quarter of fiscal 2018 or the first quarter of fiscal 2019. On March 29, 2016, FERC issued a Notice of Availability of the final Environmental Impact Statement by December 16, 2016 and the 90-day Federal Authorization Decision Deadline is March 16, 2017.

▪	NJR Home Services Reports Earnings

In the third quarter of fiscal 2016, NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported NFE of $1.8 million, compared with $1.9 million during the same period last year. In the first nine months of fiscal 2016, NJRHS, reported a net financial loss of $746,000 compared with a net financial loss of $254,000 during the same period last year. Net financial losses are typical for NJRHS during the first nine months of the fiscal year due to the timing of service contract revenues are recognized.

NJRHS offers home comfort solutions including service contracts for heating and cooling systems, HVAC installations, plumbing and electrical services, standby generators and solar lease and purchase plans. NJRHS’ service territory includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

Certain statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources (NJR or the Company) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this news

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2016, forecasted contribution of business segments to fiscal 2016 NFE, future NJNG customer growth, future NJNG capital expenditures and infrastructure investments, NJRCEV’s onshore wind and solar investments, NJR’s estimated effective tax rate, the extension of the PTC and ITC, and the PennEast Pipeline project.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; changes in the rate of NJNG’s customer growth; volatility of natural gas and other commodity prices; changes in rating agency requirements and/or credit ratings; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental and regulatory approvals, land-use rights, electrical grid connection and/or financing for the construction, development and operation of NJR’s non-regulated energy investments and NJNG’s planned infrastructure projects in a timely manner; risks associated with the management of the company’s joint ventures, partnerships and investment in a master limited partnership; risks associated with our investments in renewable energy projects, including the availability of regulatory and tax incentives, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs and PTCs due to delays or failures to complete planned solar and wind energy projects; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process, including through the base rate case filing; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack or failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on November 24, 2015, which is available on the SEC’s website at sec.gov. Information included in this news release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This news release includes the non-GAAP financial measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
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financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.
NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity contracts is reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.
NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations that move in relation to each other. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2015 Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. With annual revenues in excess of $2.7 billion, NJR is comprised of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,300 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Burlington, Morris and Middlesex counties.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.

•
NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 210 megawatts, providing residential and commercial customers with low-carbon solutions.

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
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•
NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project.

•
NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

For more information about NJR:

Visit www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
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NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2016	2015	2016	2015
OPERATING REVENUES
Utility	$119,206	$116,307	$513,348	$699,737
Nonutility	274,007	342,160	898,316	1,595,944
Total operating revenues	393,213	458,467	1,411,664	2,295,681
OPERATING EXPENSES
Gas purchases
Utility	45,700	41,562	174,739	255,106
Nonutility	288,510	342,105	830,481	1,477,649
Related parties	2,108	3,102	6,259	9,490
Operation and maintenance	51,467	48,598	150,825	146,135
Regulatory rider expenses	6,360	8,516	37,203	72,671
Depreciation and amortization	18,671	15,574	52,897	45,164
Energy and other taxes	8,726	8,319	34,205	47,272
Total operating expenses	421,542	467,776	1,286,609	2,053,487
OPERATING (LOSS) INCOME	(28,329)	(9,309)	125,055	242,194
Other income, net	2,306	1,491	6,432	2,518
Interest expense, net	7,787	7,327	21,933	21,005
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(33,810)	(15,145)	109,554	223,707
Income tax (benefit) provision	(14,190)	(4,318)	10,347	56,693
Equity in earnings of affiliates	2,257	3,367	7,065	9,749
NET (LOSS) INCOME	$(17,363)	$(7,460)	$106,272	$176,763

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(.20)	$(.09)	$1.24	$2.08
Diluted	$(.20)	$(.09)	$1.23	$2.05

DIVIDENDS DECLARED PER COMMON SHARE	$.24	$.23	$.72	$.68

AVERAGE SHARES OUTSTANDING
Basic	85,960	85,449	85,823	85,110
Diluted	85,960	85,449	86,691	86,128

NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2016	2015	2016	2015

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings, is as follows:

Net (loss) income	$(17,363)	$(7,460)	$106,272	$176,763
Add:
Unrealized loss (gain) on derivative instruments and related transactions	55,875	1,188	57,910	(19,010)
Tax effect	(20,282)	(294)	(21,021)	7,132
Effects of economic hedging related to natural gas inventory	(11,380)	16,464	(8,621)	(15,751)
Tax effect	4,130	(5,937)	3,129	5,908
Net income to NFE tax adjustment	(8)	(1,484)	2,475	1,687
Net financial earnings	$10,972	$2,477	$140,144	$156,729

Weighted Average Shares Outstanding
Basic	85,960	85,449	85,823	85,110
Diluted	85,960	85,449	86,691	86,128

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share, is as follows:

Basic (loss) earnings per share	$(.20)	$(.09)	$1.24	$2.08
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$.65	$.02	$.67	$(.22)
Tax effect	$(.24)	$—	$(.25)	$.08
Effects of economic hedging related to natural gas inventory	$(.13)	$.19	$(.10)	$(.19)
Tax effect	$.05	$(.07)	$.04	$.07
Net income to NFE tax adjustment	$—	$(.02)	$.03	$.02
Basic net financial earnings per share	$.13	$.03	$1.63	$1.84

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$119,206	$116,307	$513,348	$699,737
Less:
Gas purchases	51,337	45,190	182,846	323,320
Energy and other taxes	6,112	5,754	26,266	39,207
Regulatory rider expense	6,360	8,516	37,203	72,671
Utility gross margin	$55,397	$56,847	$267,033	$264,539

NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

NJR ENERGY SERVICES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2016	2015	2016	2015

The following table is a computation of financial margin:

Operating revenues	$250,307	$321,775	$848,958	$1,607,667
Less: Gas purchases	289,703	343,883	843,936	1,483,325
Add:
Unrealized loss (gain) on derivative instruments and related transactions	56,513	793	60,558	(18,988)
Effects of economic hedging related to natural gas inventory	(11,380)	16,464	(8,621)	(15,751)
Financial margin	$5,737	$(4,851)	$56,959	$89,603

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating income	$(44,904)	$(26,438)	$(8,916)	$109,779
Add:
Operation and maintenance expense	5,232	4,104	13,163	13,435
Depreciation and amortization	23	23	69	68
Other taxes	253	203	706	1,060
Subtotal – Gross margin	(39,396)	(22,108)	5,022	124,342
Add:
Unrealized loss (gain) on derivative instruments and related transactions	56,513	793	60,558	(18,988)
Effects of economic hedging related to natural gas inventory	(11,380)	16,464	(8,621)	(15,751)
Financial margin	$5,737	$(4,851)	$56,959	$89,603

A reconciliation of net income to net financial earnings, is as follows:

Net (loss) income	$(28,473)	$(16,439)	$(5,499)	$69,191
Add:
Unrealized loss (gain) on derivative instruments and related transactions	56,513	793	60,558	(18,988)
Tax effect	(20,514)	(151)	(21,982)	7,122
Effects of economic hedging related to natural gas, net of taxes	(11,380)	16,464	(8,621)	(15,751)
Tax effect	4,130	(5,937)	3,129	5,908
Net financial earnings	$276	$(5,270)	$27,585	$47,482

CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings, is as follows:

Net income (loss)	$2,448	$(2,308)	$19,423	$16,539
Add:
Net income to NFE tax adjustment	(8)	(1,484)	2,475	1,687
Net financial earnings (loss)	$2,440	$(3,792)	$21,898	$18,226

NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2016	2015	2016	2015
Operating Revenues
Natural Gas Distribution	$119,206	$116,307	$513,348	$699,737
Energy Services	250,307	321,775	848,958	1,607,667
Clean Energy Ventures	12,703	7,861	28,159	18,164
Midstream	—	—	—	—
Home Services and Other	14,408	14,592	31,912	32,190
Sub-total	396,624	460,535	1,422,377	2,357,758
Eliminations	(3,411)	(2,068)	(10,713)	(62,077)
Total	$393,213	$458,467	$1,411,664	$2,295,681

Operating Income (Loss)
Natural Gas Distribution	$9,384	$14,567	$132,170	$136,080
Energy Services	(44,904)	(26,438)	(8,916)	109,779
Clean Energy Ventures	1,734	(709)	(2,884)	(5,577)
Midstream	(271)	(125)	(885)	(467)
Home Services and Other	3,820	2,679	(826)	(1,129)
Sub-total	(30,237)	(10,026)	118,659	238,686
Eliminations	1,908	717	6,396	3,508
Total	$(28,329)	$(9,309)	$125,055	$242,194

Equity in Earnings of Affiliates
Midstream	$3,359	$4,266	$10,412	$12,622
Eliminations	(1,102)	(899)	(3,347)	(2,873)
Total	$2,257	$3,367	$7,065	$9,749

Net Income (Loss)
Natural Gas Distribution	$3,607	$7,172	$83,494	$83,952
Energy Services	(28,473)	(16,439)	(5,499)	69,191
Clean Energy Ventures	2,448	(2,308)	19,423	16,539
Midstream	2,338	2,487	6,910	7,211
Home Services and Other	2,418	1,909	662	(42)
Sub-total	(17,662)	(7,179)	104,990	176,851
Eliminations	299	(281)	1,282	(88)
Total	$(17,363)	$(7,460)	$106,272	$176,763

Net Financial Earnings (Loss)
Natural Gas Distribution	$3,607	$7,172	$83,494	$83,952
Energy Services	276	(5,270)	27,585	47,482
Clean Energy Ventures	2,440	(3,792)	21,898	18,226
Midstream	2,338	2,487	6,910	7,211
Home Services and Other	2,418	1,909	662	(42)
Sub-total	11,079	2,506	140,549	156,829
Eliminations	(107)	(29)	(405)	(100)
Total	$10,972	$2,477	$140,144	$156,729

Throughput (Bcf)
NJNG, Core Customers	24.2	22.8	95.9	94.9
NJNG, Off System/Capacity Management	50.6	55.7	162.3	164.8
NJRES Fuel Mgmt. and Wholesale Sales	127.5	133.1	410.4	491.5
Total	202.3	211.6	668.6	751.2

Common Stock Data
Yield at June 30	2.5%	3.3%	2.5%	3.3%
Market Price
High	$38.56	$32.05	$38.56	$33.73
Low	$33.91	$26.77	$28.02	$24.65
Close at June 30	$38.55	$27.55	$38.55	$27.55
Shares Out. at June 30	86,076	85,401	86,076	85,401
Market Cap. at June 30	$3,318,242	$2,352,801	$3,318,242	$2,352,801

NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

NATURAL GAS DISTRIBUTION

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer & weather data)	2016	2015	2016	2015
Utility Gross Margin
Operating revenues	$119,206	$116,307	$513,348	$699,737
Less:
Gas purchases	51,337	45,190	182,846	323,320
Energy and other taxes	6,112	5,754	26,266	39,207
Regulatory rider expense	6,360	8,516	37,203	72,671
Total Utility Gross Margin	$55,397	$56,847	$267,033	$264,539

Utility Gross Margin, Operating Income and Net Income
Residential	$31,742	$30,787	$165,491	$160,540
Commercial, Industrial & Other	8,522	8,476	40,039	40,539
Firm Transportation	10,573	10,453	46,104	46,985
Total Firm Margin	50,837	49,716	251,634	248,064
Interruptible	1,127	1,321	3,683	3,395
Total System Margin	51,964	51,037	255,317	251,459
Off System/Capacity Management/FRM/Storage Incentive	3,433	5,810	11,716	13,080
Total Utility Gross Margin	55,397	56,847	267,033	264,539
Operation and maintenance expense	32,612	30,323	96,122	92,941
Depreciation and amortization	12,297	10,810	35,133	32,002
Other taxes not reflected in gross margin	1,104	1,147	3,608	3,516
Operating Income	$9,384	$14,567	$132,170	$136,080

Net Income	$3,607	$7,172	$83,494	$83,952

Throughput (Bcf)
Residential	6.1	5.3	34.3	43.1
Commercial, Industrial & Other	1.3	1.1	6.7	9.0
Firm Transportation	2.8	2.4	12.4	14.4
Total Firm Throughput	10.2	8.8	53.4	66.5
Interruptible	14.0	14.0	42.5	28.4
Total System Throughput	24.2	22.8	95.9	94.9
Off System/Capacity Management	50.6	55.7	162.3	164.8
Total Throughput	74.8	78.5	258.2	259.7

Customers
Residential	446,081	436,395	446,081	436,395
Commercial, Industrial & Other	26,668	26,204	26,668	26,204
Firm Transportation	47,041	49,357	47,041	49,357
Total Firm Customers	519,790	511,956	519,790	511,956
Interruptible	35	36	35	36
Total System Customers	519,825	511,992	519,825	511,992
Off System/Capacity Management*	24	30	24	30
Total Customers	519,849	512,022	519,849	512,022
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	552	401	3,850	5,013
Normal	509	511	4,654	4,597
Percent of Normal	108.4%	78.5%	82.7%	109.0%

NEW JERSEY RESOURCES REPORTS FISCAL 2016 THIRD-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 EARNINGS GUIDANCE

ENERGY SERVICES
	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer, SREC and megawatt)	2016	2015	2016	2015
Operating Income
Operating revenues	$250,307	$321,775	$848,958	$1,607,667
Gas purchases	289,703	343,883	843,936	1,483,325
Gross Margin	(39,396)	(22,108)	5,022	124,342
Operation and maintenance expense	5,232	4,104	13,163	13,435
Depreciation and amortization	23	23	69	68
Energy and other taxes	253	203	706	1,060
Operating (Loss) Income	$(44,904)	$(26,438)	$(8,916)	$109,779

Net (Loss) Income	$(28,473)	$(16,439)	$(5,499)	$69,191

Financial Margin	$5,737	$(4,851)	$56,959	$89,603

Net Financial Earnings	$276	$(5,270)	$27,585	$47,482

Gas Sold and Managed (Bcf)	127.5	133.1	410.4	491.5

CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$8,135	$5,285	$16,027	$11,291
Electricity sales	3,398	1,616	8,816	4,188
Other	1,170	960	3,316	2,685
Total Operating Revenues	$12,703	$7,861	$28,159	$18,164

Depreciation and Amortization	$6,070	$4,504	$17,056	$12,392

Operating Income (Loss)	$1,734	$(709)	$(2,884)	$(5,577)

Income Tax Benefit	$2,784	$423	$28,433	$29,186

Net Income (Loss)	$2,448	$(2,308)	$19,423	$16,539

Net Financial Earnings (Loss)	$2,440	$(3,792)	$21,898	$18,226

Solar Renewable Energy Certificates Generated	43,403	39,916	100,998	79,910

Solar Renewable Energy Certificates Sold	39,137	30,855	76,369	65,583

Solar Megawatts Installed	13.9	6.2	16.4	25.0

Solar Megawatts Under Construction	13.1	6.5	13.1	6.5

Wind Megawatts Installed	—	—	50.7	20.0

Wind Megawatts Under Construction	39.9	48.3	39.9	48.3

MIDSTREAM

Equity in Earnings of Affiliates	$3,359	$4,266	$10,412	$12,622

Operation and Maintenance Expense	$238	$153	$847	$486

Other Income	$807	$246	$2,282	$727

Interest Expense	$56	$163	$228	$623

Net Income	$2,338	$2,487	$6,910	$7,211

HOME SERVICES AND OTHER

Operating Revenues	$14,408	$14,592	$31,912	$32,190

Operating Income (Loss)	$3,820	$2,679	$(826)	$(1,129)

Net Income (Loss)	$2,418	$1,909	$662	$(42)

Total Service Contract Customers at June 30	114,312	116,934	114,312	116,934